Exhibit 99.1

FOR FURTHER INFORMATION CONTACT:

David J. Fallon
Chief Financial Officer
Franklin, Tennessee
615-771-3100

FOR IMMEDIATE RELEASE
WEDNESDAY, MARCH 20, 2013

CLARCOR REPORTS RECORD FIRST QUARTER
DILUTED EARNINGS PER SHARE

Unaudited First Quarter 2013 Highlights
(Amounts in millions, except per share data and percentages)

	Quarter Ended
	3/2/2013	3/3/2012	Change
Net sales	$256.3	$257.3	- %
Operating profit	33.8	34.3	- %
Net earnings - CLARCOR	23.5	23.5	1%
Diluted earnings per share	$0.47	$0.46	1%
Operating margin	13.2%	13.3%	-0.1 pts

FRANKLIN, TN, Wednesday, March 20, 2013-CLARCOR Inc. (NYSE: CLC) reported its financial results for the first quarter of 2013. Diluted earnings per share grew 1% from the first quarter of 2012 to a record first quarter high of $0.47. Net sales, operating profit and operating margin were relatively flat compared with last year's first quarter while first quarter 2013 diluted earnings per share benefited from a lower effective tax rate compared with the first quarter of 2012. Changes in average foreign currency exchange rates increased net sales by $0.3 million but did not significantly impact operating profit in the first quarter of 2013 as compared with last year's first quarter.

Chris Conway, CLARCOR's Chairman, President and Chief Executive Officer, commented, “Our first quarter consolidated results this year were in-line with our expectations heading into the period. We anticipated relatively lower overall top-line growth this quarter compared with last year's first quarter due in part to U.S. heavy-duty engine filtration aftermarket growth of 16% in the first quarter of 2012 from the first quarter of 2011. This created a challenging year-over-year quarterly comparable in this market. In addition, certain of our larger heavy-duty engine filtration aftermarket distributors placed large orders at the end of the fourth quarter of 2012, negatively impacting our first quarter 2013 sales. As a result of these factors, our U.S. heavy-duty engine filtration aftermarket sales declined approximately 4% this quarter from the first quarter of 2012. We anticipate that U.S. heavy-duty engine filtration aftermarket sales will return to low single-digit year-over-year quarterly growth as we head into the second quarter of 2013.

“Top-line growth in our oil and gas market continues to be strong as sales increased 10% in the first quarter of 2013 compared with last year's first quarter. This strong performance was driven primarily by higher natural gas filtration product sales in the Middle East, the U.S. and Southeast Asia partially offset by lower sales in Canada and of our off-shore oil drilling filtration products. A significant portion of this oil and gas filtration growth was driven by higher natural gas vessel sales, which increased 30% from last year's first quarter. We anticipate that these natural gas vessel sales will translate into a stream of higher margin aftermarket element sales going forward. Strategically, it has been our long-term goal to fundamentally shift our natural gas product mix to a greater proportion of higher margin aftermarket elements versus first-fit vessels. To support this initiative in the long-run, we sometimes accept a larger proportion of vessel sales in the short-run-the case in our first quarter. Regardless of product mix, as we have noted in the past, we believe the natural gas filtration market has as much long-term potential as any other filtration market. Global energy needs should continue to significantly expand going forward, and we believe natural gas-an abundant, clean-burning fossil fuel-will play a prominent role in satisfying these expanding needs.

“Our execution remained strong in the first quarter as our 13.2% operating margin was slightly lower than our first quarter 2012 operating margin of 13.3%, which was our highest first quarter operating margin in almost twenty years. Financial performance at our Engine/Mobile Filtration segment was solid as operating margin increased 0.5 percentage points from the first quarter of 2012 to 19.9%, our highest first quarter operating margin in this reporting segment since 2008. Operating margin at our Industrial/Environmental Filtration segment was negatively influenced by a higher mix of natural gas vessel sales versus higher margin natural gas aftermarket element sales. As a result, our first quarter operating margin in this reporting segment declined 0.9 percentage points from last year's first quarter. However, continued operational improvements in our commercial and industrial HVAC filtration and Total Filtration Services (TFS) distribution markets within our Industrial/Environmental Filtration segment resulted in improved operating margins in each of these markets compared with the first quarter of 2012. With continued improved financial performance in these environmental air markets coupled with continued growth at our higher margin process liquid markets, we believe we are on track to meet our 15% operating margin goal in our Industrial/Environmental Filtration segment in the next several years.

“We are excited about the long-term outlook in our core filtration markets, and we continue to promote strategic initiatives to drive long-term profitable growth. During the first quarter, in support of our heavy-duty engine filtration market, we announced our plan to invest $40.0 million to build a new warehouse and distribution center at our facility in Kearney, Nebraska. We also brought on-line additional capacity at our manufacturing facility in Yankton, South Dakota, that includes automated production capabilities, which we believe will enhance our ability to continue to improve our operating efficiencies. These investments will provide additional capacity and infrastructure to support our expected domestic and export market growth in heavy-duty engine filtration over the next decade. We expect this growth to be generated in part from the continued penetration of new distribution channels in the U.S. and overseas including global OE aftermarket programs, and we expect to continue to introduce new heavy-duty filtration products into new market sectors. In addition, we broke ground in the first quarter on our new oil and gas filtration research center in Mineral Wells, Texas. This facility will support our continued leadership in developing innovative technologies to address the most rigorous filtration needs in oil and gas extraction, transmission and processing. We believe these significant investments demonstrate our strong commitment to protect and develop our competitive position in our core filtration markets.”

First Quarter Results:

Engine/Mobile Filtration Segment

Net sales at our Engine/Mobile Filtration segment declined 2% compared with the first quarter of 2012 including relatively proportionate decreases domestically and outside the U.S. Lower domestic sales were driven by a 4% decline in the heavy-duty engine filtration aftermarket, but this is compared against a first quarter 2012 when aftermarket sales increased 16% from the previous year's first quarter. Lower foreign sales were driven by reductions in Europe and China, both of which continue to be influenced by economic uncertainty, offset in part by increased sales in each Mexico and South Africa.

Operating profit at our Engine/Mobile Filtration segment increased 1% from the first quarter of 2012 due to a 0.5 percentage point improvement in operating margin from last year's first quarter despite the reduction in heavy-duty engine filter sales. This increase in operating margin from the first quarter of 2012 was led by lower selling and administrative expenses as a percentage of net sales due to lower legal and other costs driven by the settlement of various legal proceedings in the first quarter of 2012. Gross margin percentage was lower than the first quarter of 2012 primarily due to lower fixed overhead absorption influenced by additional costs associated with the expansion of the Yankton heavy-duty engine filtration manufacturing facility.

Industrial/Environmental Filtration Segment

Net sales at our Industrial/Environmental Filtration segment increased 1% from the first quarter of 2012. Geographically, domestic net sales increased 2% while net sales outside the U.S. declined less than 1%. Our growth in domestic sales was heavily influenced by a 26% increase in natural gas filtration product sales as we continue to develop our capability to support the natural gas extraction and transportation process from shale formations. These higher natural gas filtration product sales were supplemented by a 5% increase in net sales at our Total Filtration Services (TFS) distribution business but partially offset by lower net sales at our commercial and industrial HVAC business due to general softness and at TransWeb, our filtration media business, which has been negatively impacted commercially from uncertainty surrounding the 3M litigation. The relatively flat net sales outside the U.S. were driven by an increase in natural gas filtration vessel sales in several international markets including Southeast Asia and the Middle East, offset by lower off-shore oil platform drilling filtration product sales due to shipments delayed until later in the fiscal year.

Despite the increase in net sales, operating profit at our Industrial/Environmental Filtration segment declined 10%, or $1.0 million, primarily due to a 0.9 percentage point reduction in operating margin from the first quarter of 2012. Operating margin in this reporting segment was impacted by a higher mix of natural gas vessels as opposed to higher margin natural gas aftermarket elements and lower operational performance at TransWeb compared with last year's first quarter.

Packaging Segment

Net sales at our Packaging segment increased less than 1% from the first quarter of 2012. This increase was due to an increase in spice packaging sales to both branded and private label customers partially offset by lower sales of decorated flat sheet metal products due to timing of certain promotional programs and lower film packaging sales attributed to lower general demand for film products and also influenced by the Kodak bankruptcy. Operating profit increased $0.4 million from the first quarter of 2012 primarily due to a 2.3 percentage point improvement in operating margin driven by a 2.7 percentage point decline in selling and administrative expenses as a percentage of net sales. Lower selling and administrative expenses were due in part to a $0.2 million bad debt expense recognized in the first quarter of 2012 related to the Kodak bankruptcy.

Income Taxes and Other Income

The 2.4 percentage point decrease in our effective tax rate to 30.4% in the first quarter of 2013 from 32.8% in last year's first quarter was primarily due to the extension of the research and experimentation tax credit for 2012 in January 2013. Other income in the first quarter of 2013 declined approximately $0.7 million from last year's first quarter, which included the receipt of a one-time $1.2 million dividend pursuant to our investment in BioProcess Algae LLC and a $0.5 million foreign currency loss which did not recur in the first quarter of 2013.

2013 Guidance

Chris Conway commented on 2013 guidance: “We entered 2013 with cautious optimism in light of the economic uncertainty in many of our significant geographic markets including the U.S., Europe and China. Our sales growth was relatively flat in the first quarter but was in-line with our internal expectations due in part to the challenging comparable in our U.S. heavy-duty filtration aftermarket growth in last year's first quarter. Despite headwinds from economic uncertainty in many of our markets, we were able to grow our global oil and gas business by approximately 10% in the first quarter, and we believe this growth will be sustained as we proceed through the year. Our execution remained solid in the first quarter, as our 13.2% operating margin fell just short of the record first quarter operating margin in 2012. Looking ahead, we are optimistic that global macroeconomic activity will accelerate in the second half of 2013, but we remain cautious. Accordingly, we are confirming our current 2013 diluted earnings per share guidance of $2.45 to $2.60.”

Anticipated sales growth from 2012 and operating margin by segment and on a consolidated basis are as follows:

	2013 Estimated Sales Growth	2013 Estimated Operating Margin

Engine/Mobile Filtration	2.0% to 3.0%	21.5% to 22.5%
Industrial/Environmental Filtration	4.0% to 6.0%	12.0% to 12.5%
Packaging	-5.0% to -1.0%	8.0% to 9.0%
CLARCOR	2.5% to 4.0%	16.0% to 17.0%

We project 2013 cash from operations to be between $125 million and $135 million, capital expenditures to be between $60 million and $70 million and our effective tax rate to be between 32.0% and 32.5%.

CLARCOR will be holding a conference call to discuss the first quarter 2013 results at 10:00 a.m., Central Time, on March 21, 2013. Interested parties can listen to the conference call at www.clarcor.com or www.viavid.net. A replay will be available on these websites and also at 1-877-870-5176 or 1-858-384-5517 by providing confirmation code 3604721. The replay will be available through April 4, 2013 by telephone and for 30 days on the Internet.

CLARCOR is based in Franklin, Tennessee, and is a diversified marketer and manufacturer of mobile, industrial and environmental filtration products and consumer and industrial packaging products sold in domestic and international markets. Common shares of CLARCOR are traded on the New York Stock Exchange under the symbol CLC.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements made in this press release other than statements of historical fact, are forward-looking statements. These statements may be identified from use of the words “may,” “should,” “could,” “potential,” “continue,” “plan,” “forecast,” “estimate,” “project,” “believe,” “intent,” “anticipate,” “expect,” “target,” “is likely,” “will,” or the negative of these terms, and similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include, among other things: statements and assumptions relating to anticipated future growth and results of operations, including the anticipated 2013 performance of the Company and each of its segments, our projections with respect to 2013 estimated sales growth and 2013 estimated operating margins for the Company and each of its segments, and our projections with respect to 2013 cash from operations, 2013 capital expenditures and 2013 effective tax rates; statements regarding management's short-term and long-term performance goals; statements regarding anticipated order patterns from our customers or the anticipated economic conditions of the industries and markets which we serve; statements related to the performance of the U.S. and other economies generally; statements relating to the anticipated effects on results of operations or financial condition from recent and expected developments or events; statements regarding our anticipation that U.S. heavy-duty engine filtration aftermarket sales will return to low single-digit year-over-year quarterly growth as we head into the second quarter of 2013; statements regarding our anticipation that natural gas vessel sales will translate into a stream of higher margin aftermarket elements sales going forward; statements regarding our belief that the natural gas filtration market has as much long-term potential as any other filtration market; statements regarding our expectation that global energy needs should continue to significantly expand going forward, and our belief that natural gas will play a prominent role in satisfying these expanding needs; statements that, with continued improved financial performance in our environmental air markets coupled with continued growth at our higher margin liquid markets, we believe we are on track to meet our 15% operating margin goal at our Industrial/Environmental Filtration segment in the next several years; statements regarding the long-term outlook in our core filtration markets, and the promotion of strategic initiatives to drive long-term profitable growth; statements regarding our belief that our commitment of $40.0 million to build a new warehouse and distribution center at our facility in Kearney, Nebraska, and the development of on-line additional capacity at our manufacturing facility in Yankton, South Dakota, including automated production capabilities, will enhance our continuous drive to improve our operating efficiencies and will provide additional capacity and infrastructure to supported our expected growth in heavy-duty engine filtration growth over the next decade; statements regarding our belief that the new oil and gas filtration research center in Mineral Wells, Texas should support our continued leadership in developing innovative technologies to address the most rigorous filtration needs in oil and gas extraction, transmission and processing; statements regarding our belief that these significant investments demonstrate our strong commitment to protect and develop our competitive position in our core filtration markets; and any other statements or assumptions that are not historical facts. The Company believes that its expectations are based on reasonable assumptions. However, these forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the Company's actual results, performance or achievements, or industry results, to differ materially from the Company's expectations of future results, performance or achievements expressed or implied by these forward-looking statements. The Company's past results of operations do not necessarily indicate its future results. The Company's future results may differ materially from the Company's past results as a result of various risks and uncertainties, including the risk factors discussed in the “Risk Factors” section of the Company's 2012 Form 10-K and other risk factors detailed from time to time in the Company's filings with the Securities and Exchange Commission. You should not place undue reliance on any forward-looking statements. These statements speak only as of the date of this press release. Except as otherwise required by applicable laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements or the risk factors described in this press release, including estimated sales growth and estimated operating margin levels for 2013 for the Company and its business segments, whether as a result of new information, future events, changed circumstances or any other reason after the date of this press release.

TABLES FOLLOW

CLARCOR INC. 2013 UNAUDITED FIRST QUARTER RESULTS
CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
(Dollars in thousands, except share data)

	Three Months Ended
	March 2, 2013	March 3, 2012
Net sales	$256,271	$257,264
Cost of sales	174,785	171,049

Gross profit	81,486	86,215

Selling and administrative expenses	47,671	51,903

Operating profit	33,815	34,312

Other income (expense):
Interest expense	(150)	(100)
Interest income	139	134
Other, net	—	612
	(11)	646

Earnings before income taxes	33,804	34,958

Provision for income taxes	10,276	11,466

Net earnings	23,528	23,492

Net (earnings) losses attributable to noncontrolling interests	(66)	(13)

Net earnings attributable to CLARCOR Inc.	$23,462	$23,479

Net earnings per share attributable to CLARCOR Inc. - Basic	$0.47	$0.47
Net earnings per share attributable to CLARCOR Inc. - Diluted	$0.47	$0.46

Weighted average number of shares outstanding - Basic	49,834,701	50,411,196
Weighted average number of shares outstanding - Diluted	50,409,464	51,094,385

Dividends paid per share	$0.1350	$0.1200

CLARCOR INC. 2013 UNAUDITED FIRST QUARTER RESULTS, continued
CONSOLIDATED CONDENSED STATEMENTS OF COMPREHENSIVE EARNINGS
(Dollars in thousands)

	Three Months Ended
	March 2, 2013	March 3, 2012
Net earnings	$23,528	$23,492

Other comprehensive income:
Pension and other postretirement benefits --
Pension and other postretirement benefits liability adjustments	1,321	1,727
Pension and other postretirement benefits liability adjustments tax amounts	(510)	(646)
Pension and other postretirement benefits liability adjustments, net of tax	811	1,081

Foreign currency translation --
Translation adjustments	(2,225)	2,010
Translation adjustments tax amounts	—	—
Translation adjustments, net of tax	(2,225)	2,010

Comprehensive earnings	22,114	26,583

Comprehensive earnings attributable to non-redeemable noncontrolling interests	(62)	(16)
Comprehensive earnings attributable to redeemable noncontrolling interests	(21)	(28)

Comprehensive earnings attributable to CLARCOR Inc.	$22,031	$26,539

CLARCOR INC. 2013 UNAUDITED FIRST QUARTER RESULTS, continued
CONSOLIDATED CONDENSED BALANCE SHEETS
(Dollars in thousands)

	March 2, 2013	December 1, 2012
ASSETS
Current assets:
Cash and cash equivalents	$173,264	$185,496
Restricted cash	470	566
Accounts receivable, less allowance for losses of $9,301 and $9,554, respectively	200,599	214,474
Inventories	219,485	211,251
Deferred income taxes	32,759	34,693
Income taxes receivable	—	—
Prepaid expenses and other current assets	9,590	8,114
Total current assets	636,167	654,594

Property, plant and equipment, at cost, less accumulated depreciation of $318,855 and $315,018, respectively	196,951	195,101
Assets held for sale	2,000	2,000
Goodwill	241,288	241,924
Acquired intangibles, less accumulated amortization	94,063	95,681
Deferred income taxes	—	—
Other noncurrent assets	15,701	16,202
Total assets	$1,186,170	$1,205,502

LIABILITIES
Current liabilities:
Current portion of long-term debt	$201	$201
Accounts payable and accrued liabilities	138,043	172,262
Income taxes payable	970	2,428
Total current liabilities	139,214	174,891

Long-term debt, less current portion	16,407	16,391
Long-term pension and postretirement healthcare benefits liabilities	49,066	50,680
Deferred income taxes	54,081	51,385
Other long-term liabilities	8,832	8,571
Total liabilities	267,600	301,918

Contingencies
Redeemable noncontrolling interests	1,775	1,754

SHAREHOLDERS' EQUITY
Capital stock	49,698	49,653
Capital in excess of par value	372	—
Accumulated other comprehensive loss	(53,139)	(51,708)
Retained earnings	918,816	902,899
Total CLARCOR Inc. equity	915,747	900,844
Noncontrolling interests	1,048	986
Total shareholders' equity	916,795	901,830
Total liabilities and shareholders' equity	$1,186,170	$1,205,502

CLARCOR INC. 2013 UNAUDITED FIRST QUARTER RESULTS, continued
CONSOLIDATED CONDENSED CASH FLOWS
(Dollars in thousands)

	Three Months Ended
	March 2, 2013	March 3, 2012
Cash flows from operating activities:
Net earnings	$23,528	$23,492
Depreciation	6,581	6,568
Amortization	1,500	1,426
Other noncash items	24	(102)
Net loss (gain) on disposition of assets	(276)	16
Stock-based compensation expense	1,146	2,906
Excess tax benefit from stock-based compensation	(1,731)	(2,302)
Deferred income taxes	8,424	9,522
Change in assets and liabilities	(32,748)	(40,301)
Net cash provided by operating activities	6,448	1,225

Cash flows from investing activities:
Restricted cash	76	51
Business acquisitions, net of cash acquired	(2,281)	(2,144)
Additions to plant assets	(8,644)	(9,797)
Proceeds from disposition of plant assets	25	59
Investment in affiliates	(223)	(132)
Net cash used in investing activities	(11,047)	(11,963)

Cash flows from financing activities:
Cash dividends paid	(6,725)	(6,046)
Payments on long-term debt	(55)	(26)
Sale of capital stock under stock option and employee purchase plans	3,628	2,958
Purchase of treasury stock	(5,964)	(3,635)
Excess tax benefits from stock-based compensation	1,731	2,302
Net cash used in financing activities	(7,385)	(4,447)
Net effect of exchange rate changes on cash	(248)	1,249
Net change in cash and cash equivalents	(12,232)	(13,936)
Cash and cash equivalents, beginning of period	185,496	155,999
Cash and cash equivalents, end of period	$173,264	$142,063

Cash paid during the period for:
Interest	$78	$68
Income taxes, net of refunds	$5,742	$2,879

CLARCOR INC. 2013 UNAUDITED FIRST QUARTER RESULTS, continued
QUARTERLY INCOME STATEMENT DATA BY SEGMENT
(Dollars in thousands)

	Three Months Ended
	March 2, 2013	March 3, 2012
Net sales by segment:
Engine/Mobile Filtration	$117,675	$120,283
Industrial/Environmental Filtration	122,626	121,114
Packaging	15,970	15,867
	$256,271	$257,264

Operating profit by segment:
Engine/Mobile Filtration	$23,449	$23,297
Industrial/Environmental Filtration	9,678	10,705
Packaging	688	310
	$33,815	$34,312

Operating margin by segment:
Engine/Mobile Filtration	19.9%	19.4%
Industrial/Environmental Filtration	7.9%	8.8%
Packaging	4.3%	2.0%
	13.2%	13.3%